UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2005

WinSonic Digital Media Group, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Peachtree Street, Suite 2200, Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(770) 858-0039
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements.

Network Operations and Office Lease Agreement

On October 12, 2005, the Registrant entered into a 132 month commercial lease agreement effective November 1, 2005 with Atlanta Centennial, LLC (the “Landlord”) for office space, Data Center, Network Operations, Interconnect MOPE, and Fiber lab consisting of approximately 9,415 square feet of rentable space (the "Lease"). The space is located in Suite 2600 on the 26th floor of the Centennial Tower, located at 101 Marietta Street in Atlanta, Georgia.

The Company will use this space to launch WinSonic Digital Cable Systems Network (WDCSN) network operations, data center, broadcast controls, switch site, application development lab, and Winsonic Digital Media Group, Ltd. corporate headquarters for its executives, general, clerical and administrative personnel. WDCSN concentrates on carrier-class high-speed connectivity solutions that bring together a first-class facility around the country along with network, multimedia, and content a high-end facilities-based infrastructure to aid and facilitate voice transport, audio, video, data, media and broadcast content over protocol-independent multi-layered communication systems and distribution communication services to its customers, without requiring substantial capital investment.

A critical aspect to this lease is that it has reduced Winsonic’s Nationwide Network Operations’ cost by about 50%, as well as providing lease access to the LEC’s and ILEC’s copper lines, fiber networks, transmission of broadcast wireless signals, collocation of Company equipment to connect with ILEC’s CO’s, access conduits, and other rights of way.

Under the Lease, the Company will make monthly rental payments in the amount of $16,476 in the first year; $16,971 in the second year of the Lease; $17,480 in the third year of the Lease; $18,004 in the fourth year of the Lease; $18,544 in the fifth year of the Lease; $19,100 in the sixth year of the Lease; $19,674 in the seventh year of the Lease; $20,264 in the eighth year of the Lease; $20,872 in the ninth year of the Lease; $21,498 in the tenth year of the Lease; and $22,035 in the eleventh year. There is no option to renew this Lease. Notwithstanding the foregoing, the monthly base rental was abated for 6 months following the commencement date of the Lease, provided there is no default by Registrant under the Lease. The foregoing descriptions of the Lease is qualified in its entirety by the full terms and conditions of the Lease, a copy which is being furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Secured Convertible Notes and Warrants

Concurrently with the execution of the Lease, the Registrant issued a Fixed Price Secured Convertible Note (the “Note”) in the principal sum of $250,000, bearing simple interest at 9% per annum, payable monthly in arrears in cash or registered stock, at the Registrant’s option, from December 1, 2005 through the earlier of (a) June 1, 2006 (the “Maturity Date”), (b) the date on which the outstanding principal amount of the Note is repaid in full prior to the Maturity Date (i.e. the Prepayment Date), or (c) the date on which the outstanding principal amount of the Note is automatically converted. In the instance that the closing price of the Common Stock of the Registrant is equal to or greater than $1.00 for 30 consecutive trading days, the Note will automatically convert into Common Stock subject to any investor holding limitations. The Registrant may prepay any outstanding principal of the Note by paying 100% of such amount, including all accrued but unpaid interest under the Note.

In lieu of the cash Security Deposit provided for in paragraph 33 of the Lease, the Landlord received warrants (“Warrants”) convertible into Common Stock equal to 100% of the principal amount outstanding of the Landlord’s Note as of closing on the Maturity Date. The Warrants shall have a 3-year life, with each Warrant entitling the Landlord to purchase Common Stock at $1.00 per share, until October 12, 2008. The number of warrants issued is equal to 100% of the principal amount outstanding of the Landlord’s Note as of the Maturity Date multiplied by the $1.00 exercise price. At all times, the Warrants and the underlying Common Stock shall have a minimum fair market value equal to the outstanding principal balance of the Note as of the Maturity Date or $250,000.00, whichever is lower. The Warrants shall convert into Common Stock by no later than six months after the date of the Lease. Once the Warrants are converted into Common Stock, the Common Stock shall be sold and the Registrant shall deposit in cash the outstanding principal balance of the Note or $250,000.00, whichever is smaller.

The Registrant agreed to file a registration statement covering the resale of all shares underlying the Note and Warrants within 60 days of the execution of the Lease. If such registration statement is not filed by that time, or declared effective within 120 days following the filing of such registration statement, and/or certain other events occur, the Company shall pay liquidated damages equal to 1% of the purchase price for the first month and 2% per month thereafter until such default is cured.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

The Registrant did not publicly offer any Securities.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibits	Description

4.1.	Form of Promissory Note
4.2.	Form of Warrant
10.1.	Office Lease Agreement, by and between Atlanta Centennial, LLC and Winsonic Digital Media Group, Ltd., dated as of October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSONIC DIGITAL MEDIA GROUP, LTD.

Date: October 18, 2005	By:	/s/ Winston Johnson
Winston Johnson Chief Executive Officer